EXHIBIT 99.26

LANDesk Group, Ltd.
Consolidated Financial Statements (Unaudited)
June 30, 2006

LANDesk Group, Ltd.
Index to Consolidated Financial Statements (Unaudited)

Page

Consolidated Financial Statements (Unaudited):

Consolidated Balance Sheets at June 30, 2006 and December 31, 2005	2

Consolidated Statements of Operations for the six months ended June 30, 2006 and 2005	3

Consolidated Statements of Cash Flows for the six months ended June 30, 2006 and 2005	4

Notes to Consolidated Financial Statements	5

LANDesk Group, Ltd.
Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$19,779	$18,885
Trade accounts receivable, net of allowance of $445 and $419
at June 30, 2006 and December 31, 2005, respectively	29,463	27,079
Deferred tax asset	1,380	1,380
Other current assets	2,265	1,243
Total current assets	52,887	48,587

Property and equipment, net	3,915	3,117
Intangible assets, net	2,519	4,445
Goodwill	22,591	20,267
Deferred tax asset	268	268
Other assets	641	730
Total assets	$82,821	$77,414

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$5,083	$4,545
Accrued liabilities	11,559	10,717
Notes payable - related parties	2,500	3,125
Notes payable - bank	-	500
Consideration payable	9,816	7,492
Deferred revenue	36,696	32,080
Total current liabilities	65,654	58,459

Notes payable - related parties net of current portion	26,508	27,018
Notes payable - bank, net of current portion	-	530
Deferred revenue, net of current portion	5,276	5,604
Deferred tax liability	3	3
Accrued interest-related parties	11,305	9,753
Total liabilities	108,746	101,367

Series A redeemable convertible preferred stock, $0.001 par value,
102,853 shares authorized, 100,222 issued and outstanding
(liquidation preference of $2,855 at June 30, 2006 and
December 31, 2005)	100	100

Shareholders' deficit:
Common stock, $0.00001 par value, 250,000 shares authorized,
15,581 and 15,309 shares issued and outstanding at June 30, 2006
and December 31, 2005, respectively	-	-
Additional paid-in capital	4,346	3,882
Accumulated deficit	(30,371)	(27,935)
Total shareholders' deficit	(26,025)	(24,053)
Total liabilities, redeemable convertible preferred stock
and shareholders' deficit	$82,821	$77,414

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Consolidated Statements of Operations
(Unaudited, in thousands)

	For the six months ended
	June 30,
	2006	2005

Revenue:
Software	$29,202	$22,104
Services	18,446	15,908
Total revenue	47,648	38,012

Cost of revenue:
Software	389	185
Services	3,735	3,318
Total cost of revenue (exclusive of depreciation and
amortization shown separately below)	4,124	3,503

Research and development expenses	10,748	9,044
Selling and marketing expenses	25,981	21,096
General and administrative expenses	3,997	3,477
Depreciation and amortization	2,875	2,877

Total operating expenses	47,725	39,997

Loss from operations	(77)	(1,985)

Net interest expense	(1,836)	(2,286)
Gain (loss) on foreign currency transactions	919	(999)
Other expense	(181)	(87)

Net loss before provision for income taxes	(1,175)	(5,357)

Provision for income taxes	(1,261)	(943)

Net loss	(2,436)	$(6,300)

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	For the six months ended
	June 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(2,436)	$(6,300)
Adjustments to reconcile net loss to
net cash used in operating activities:
Provision for doubtful accounts	90	109
Depreciation and amortization	2,875	2,877
Stock-based compensation	364	-
Amortization of discount on notes payable - related parties
and minimum consideration payable	115	382
Deferred taxes	-	262
Trade accounts receivable	(2,474)	1,548
Other current assets and prepaids	(1,028)	(169)
Accounts payable	538	(338)
Accrued liabilities	842	239
Deferred revenue	4,288	4,676
Accrued interest-related parties	1,552	1,588

Net cash provided by operating activities	4,726	4,874

Cash flows from investing activities:
Purchase of property and equipment	(1,652)	(772)

Net cash used in investing activities	(1,652)	(772)

Cash flows from financing activities:
Proceeds from issuance for common stock	100	34
Payment for Bank Debt	(1,030)	(232)
Payments for Notes Payable-related parties	(1,250)	-

Net cash used in financing activities	(2,180)	(198)

Net increase in cash	894	3,904
Cash and cash equivalents at beginning of period	18,885	13,688

Cash and cash equivalents at end of period	$19,779	$17,592

Supplemental disclosure of noncash investing and financing activities
Goodwill recorded based on additional consideration payable	2,324	-

The accompanying notes are an integral part of the consolidated financial statements

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(Unaudited, in thousands)

1. Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles and reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for a fair statement of the results for the periods shown. The results of operations for these periods are not necessarily indicative of the results expected for the full fiscal year or for any future periods. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes contained in the Landesk Group, Ltd. Consolidated financial statements for the year ended December 31, 2005. The balance sheet presented in the accompanying financial statements for December 31, 2005, was derived from the audited financial statements for the period ended December 31, 2005, but does not include all disclosures required by accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of LANDesk and its wholly-owned subsidiaries, (collectively, the Company). LANDesk’s subsidiaries are located in the United States, Asia, Latin America and Europe. All intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements have been prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States of America.

2. Stock Options

On January 1, 2006, the Company adopted SFAS 123R (revised 2004), Share-Based Payment , (“SFAS 123R”), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including grants of employee stock options, based on estimated fair values. SFAS 123R supersedes SFAS No. 123 Accounting for Stock Based Compensation  and Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB No. 25”), which was previously applied.

The Company adopted SFAS 123R using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006. The Company’s consolidated financial statements for the six months ended June 30, 2006 reflect the impact of SFAS 123R. In accordance with the modified prospective transition method, the Company’s consolidated statements of operations for prior periods have not been revised to reflect the impact of SFAS 123R. New awards are valued and accounted for prospectively upon adoption. Prior outstanding stock option awards that were not fully vested as of January 1, 2006 will be recognized as compensation expense in the Company’s consolidated statements of operations over their remaining requisite service periods.

Prior to the adoption of SFAS 123R, the Company recorded the intrinsic value of stock-based compensation as expense, in accordance with APB No. 25, as allowed under SFAS No. 123, Accounting for Stock-based Compensation Expense (“SFAS 123”). Under the intrinsic value method, no stock-based compensation expense had been recorded in the Company’s consolidated statements of operations prior to January 1, 2006, because the exercise price of the Company’s stock options granted equaled the fair market value of the underlying stock at the date of grant. In the pro forma disclosures required under SFAS 123, the Company accounted for forfeitures as they occurred.

SFAS 123R requires companies to estimate the fair value of share-based payment awards on the date of grant using an option pricing model. The value of the portion of the award that is ultimately expected to vest will be recognized as expense over the requisite service periods in the Company’s consolidated statements of operations. Stock-based compensation expense recognized in the Company’s consolidated statements of operations for the six months ended June 30, 2006 includes compensation expense for stock-based payment awards granted prior to, but not yet vested as of, January 1, 2006 based on the grant

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(Unaudited, in thousands)

date fair value estimated in accordance with the pro forma provisions of SFAS 123, and compensation expense for the stock-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. Compensation expense for all stock-based payment awards is recognized using the ratable single-option approach. Stock-based compensation expense recognized in the Company’s consolidated statements of operations for the six months ended June 30, 2006 is based on awards ultimately expected to vest; therefore, the expense has been reduced for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The Company use the Black-Scholes option pricing model (the “Black-Scholes Model”) for the purpose of determining the estimated fair value of stock-based payment awards on the date of grant under SFAS 123R. The Black-Scholes Model requires the input of certain assumptions that involve judgment. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, existing models may not provide reliable measures of fair value of these employee stock options. The Company will continue to assess the assumptions and methodologies used to calculate estimated fair value of stock-based compensation. If circumstances change, and additional data becomes available over time, the Company may change these assumptions and methodologies, which may materially impact the Company’s fair value determination.

The following table summarizes fixed option activity for the six months ended June 30, 2006:

		Weighted
		Average
	Options	Exercise
	Outstanding	Price
Balance. January 1, 2006	13,195	$0.76
Granted	773	1.74
Canceled	(409)	0.95
Exercised	(272)	0.37
Balance. June 30, 2006	13,287	$0.82

The following table summarizes information about fixed stock options outstanding as of June 30, 2006:

	Outstanding			Exercisable
		Weighted
	Number of	Average	Weighted	Number of	Weighted
Exercise	Options	Remaining	Average	Options	Average
Price Range	Outstanding	Contractual Life	Exercise	Exercisable	Exercise
		(in years)	Price		Price
$ 0.28	6,288	6.65	$0.28	4,128	$0.28
$ 1.25	6,632	8.48	$1.25	2,278	1.25
$ 1.75	150	9.58	$1.75	-	$-
$ 2.84	217	9.82	$2.84	-	$-
	13,287	7.65	$0.82	6,406	$0.62

The following table summarizes stock-based compensation expense related to employee stock options under SFAS 123R for the six months ended June 30, 2006, which was allocated as follows:

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(Unaudited, in thousands)

Six Months Ended
June 30, 2006

Cost of Revenue	$11
Research and development	76
Selling and marketing	213
General and administrative	64

Total stock-based compensation	$364

The table below illustrates the effect on net loss as if the Company had applied the fair-value recognition provisions of SFAS 123 to all stock-based compensation awards for the period prior to the adoption of SFAS 123R:

For the Six Months Ended June 30, 2005
Net loss:
Net loss, as reported	$(6,300)
Less: Total stock-based employee compensation expense
determined under the fair value based method for all awards,
net of related tax effects	(169)
Pro forma net loss	$(6,469)

The Company estimated the fair value of options using the Black-Scholes Model. This model requires the input of assumptions regarding a number of complex and subjective variables that will usually have a significant impact on the fair value estimate. These variables include, but are not limited to, the estimated volatility of the Company’s stock and the employee exercise behaviors. The assumptions and variables used for the current period grants were developed based on SFAS 123R guidance. The weighted-average estimated fair value of stock options granted to employees during the six months ended June 30, 2006 was $1.62 per share using the Black-Scholes Model with the following weighted-average assumptions:

Six Months Ended
June 30, 2006
Weighted Average Risk-free Interest Rate	4.60%
Expected Life	6.25 years
Expected Volatility	127%
Expected Dividend Yield	0%

The weighted-average estimated fair value of stock options granted to employees during the six months ended June 30, 2005 was $0.23 per share using the Black-Scholes Model with the following weighted-average assumptions:

Six Months Ended
June 30, 2005
Weighted Average Risk-free Interest Rate	3.90%
Expected Life	5 years
Expected Volatility	0%
Expected Dividend Yield	0%

LANDesk Group, Ltd.
Notes to Consolidated Financial Statements
(Unaudited, in thousands)

3. Income Taxes

The Company operates in more than ten federal tax jurisdictions, reporting operating income in certain jurisdictions and operating loss in others. Accordingly, the Company records a valuation allowance in those jurisdictions where loss carryforwards and other deferred tax assets are not expected to be realized. In addition, the Company pays withholding taxes and other taxes that are not a direct function of net income. Based on these factors, the Company generally experiences a negative effective tax rate due to its consolidated operating loss position.

For the six month period ended June 30, 2005, the Company’s net loss before provision for income taxes was $5,357 and the provision for income tax expense was $943, for an effective rate of negative 18%. For the six month period ended June 30, 2006, the Company’s net loss before provision for income taxes was $1,175 and the provision for income taxes was $1,261, for an effective rate of negative 107%. The change in effective tax rate is primarily due to operating losses from which no benefit is derived and withholding taxes which were applied to a lessor level of consolidated net loss for the six-month period ended June 30, 2006.

4.Subsequent Events

In April 2006, the company entered into a definitive agreement to be acquired by Avocent Corporation. The agreement provides for total consideration of approximately $400,000, including approximately $200,000 in stock and approximately $200,000 in cash, plus assumed unvested employee stock options. The transaction value may be increased by up to $60,000 in cash if the Company meets certain revenue growth targets specified in the agreement. An escrow account with $60,000 of the stock consideration for indemnifiable events specified in the acquisition agreements will be open for 18 months. The Company expects to close this transaction August 31, 2006. In connection with the transaction, on August 28, 2006, the Company paid $3,367 and $9,816 to retire the company’s senior subordinated secured notes and the consideration payable, respectively.

For purposes of the presentation of the accompanying balance sheets, the Company has reclassified its Series A redeemable convertible preferred stock to a separate line item, outside of shareholders' deficit, in accordance with Securities and Exchange Commission rule S-X-5.02.28 and financial reporting policy 2.11.02.